Exhibit 99.(g).4

16th AMENDMENT TO THE MASTER GLOBAL CUSTODIAL SERVICES AGREEMENT

This 16th Amendment (“Amendment”) is made to the Master Global Custodial Services Agreement dated March 3rd, 2014 (“Agreement”) between Citibank, N.A. (“Citibank”) and severally and not jointly John Hancock Bond Trust, John Hancock Funds II, John Hancock Funds III, John Hancock Investment Trust, John Hancock Investment Trust III, and John Hancock Variable Insurance Trust (each a “Client” and, collectively the “Clients”, together with Citibank, the “Parties”). This Amendment shall be effective as of the 1st day June, 2021.

In consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the Parties agree to the following:

WHEREAS, the Parties have executed the Agreement pursuant to which Citibank provides certain services to the Clients;

WHEREAS, the Parties have executed an amendment to the Agreement dated June 10, 2015, a 2nd amendment to the Agreement effective as of March 11, 2016, a 3rd amendment to the Agreement effective as of June 6, 2016, a 4th amendment to the Agreement effective as of October 12, 2016, a 5th amendment to the Agreement effective as of December 13, 2016, and a 6th amendment to the Agreement effective as of March 13, 2017; a 7th amendment and 8th amendment to the Agreement both effective as of February 26, 2018; a 9th amendment to the Agreement effective October 18, 2018; a 10th Amendment to the Agreement effective February 20, 2019, a 11th Amendment to the Agreement effective June 16, 2019, a 12th Amendment effective August 1, 2019, a 13th Amendment effective October 21, 2019, a 14th Amendment effective December 1st, 2019, and a 15th Amendment effective March 1st, 2020.

WHEREAS, the Parties desire to amend Schedule A to the Agreement to (i) add John Hancock Global Environmental Opportunities Fund, (ii) to reflect the name change of John Hancock Global Trust to John Hancock Global Equity Trust, and (iii) to delete Asia Pacific Total Return Bond Fund, International Value Fund, John Hancock ESG All Cap Core Fund, John Hancock Alternative Risk Premia Fund, and John Hancock Alternative Risk Premia Offshore Subsidiary Fund, Ltd.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A attached hereto.

2.	All other terms and conditions of the Agreement remain unchanged and shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Agreement to be signed by their respective officers thereunto duly authorized, as of the date set forth above.

CITIBANK, N.A.		SEVERALLY AND NOT JOINTLY ON BEHALF OF EACH CLIENT LISTED IN SCHEDULE A

By:	/s/ Marc Fryburg	By:	/s/ Fernando A. Silva
Name:	Marc Fryburg	Name:	Fernando A. Silva
Title:	Vice President	Title:	Assistant Treasurer, John Hancock Funds

13th AMENDED AND RESTATED SCHEDULE A

To the Master Global Custodial Services Agreement dated as of March 3rd, 2014.

JOHN HANCOCK BOND TRUST

John Hancock ESG Core Bond Fund

John Hancock Short Duration Bond Fund

JOHN HANCOCK FUNDS II

Emerging Markets Debt Fund

Emerging Markets Fund

Global Equity Fund

International Small Company Fund

Multi-Asset Absolute Return Fund (f/k/a Global Absolute Return Strategy Fund)

Fundamental Global Franchise Fund

International Strategic Equity Allocation Fund

JOHN HANCOCK FUNDS III

John Hancock Global Shareholder Yield Fund

John Hancock International Growth Fund

JOHN HANCOCK INVESTMENT TRUST

John Hancock Emerging Markets Equity Fund

John Hancock ESG Large Cap Core Fund

John Hancock ESG International Equity Fund

John Hancock Diversified Real Assets Fund

John Hancock Global Environmental Opportunities Fund

John Hancock Global Thematic Opportunities Fund

John Hancock International Dynamic Growth Fund

John Hancock Diversified Macro Fund

John Hancock Balanced Fund

John Hancock Disciplined Value International Fund

John Hancock Fundamental Large Cap Core Fund

John Hancock Diversified Macro Offshore Subsidiary Fund, Ltd.*

JOHN HANCOCK VARIABLE INSURANCE TRUST

Emerging Markets Value Trust

Global Equity Trust (f/k/a Global Trust)

International Equity Index Trust

International Small Company Trust

Disciplined Value International Trust (f/k/a International Value Trust)

*Fund is a company registered under the laws of the Cayman Islands and is a wholly owned subsidiary of John Hancock Diversified Macro Fund a series under the John Hancock Investment Trust.